Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is entered into as of April 16, 2026, by and among Cyclerion Therapeutics, Inc., a Massachusetts corporation (“Parent”), Cariboos Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“First Merger Sub”), Cariboos Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs” and each, a “Merger Sub”), and Korsana Biosciences, Inc., a Delaware corporation (the “Company”), and this Amendment amends that certain Agreement and Plan of Merger and Reorganization, entered into as of April 1, 2026, by and among the Parent, Merger Subs and the Company (the “Merger Agreement”). Capitalized terms used in this Amendment but not defined herein shall have the meanings given such terms in the Merger Agreement.

WHEREAS, in accordance with Section 11.2 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein.

NOW, THEREFORE, Parent, Merger Subs and the Company agree as follows:

1.	Amendment to Section 4.4. Section 4.4 of the Merger Agreement is deleted and replaced in its entirety with the following:

“4.4 Vote Required. Assuming the accuracy of the representations set forth in Section 3.24, (a) the affirmative vote of a majority of the shares of Parent Common Stock properly cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the issuance of Parent Common Stock that represent (or are convertible into) more than twenty percent (20%) of the shares of Parent Common Stock outstanding immediately prior to the First Effective Time to the Company stockholders in connection with the Contemplated Transactions and the change of control of Parent resulting from the Contemplated Transactions, in each case pursuant to the Nasdaq rules, (b) the affirmative vote of a majority of all shares of Parent Common Stock entitled to vote is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve clauses (ii), (iii) and (v) of the definition of “Parent Articles of Amendment,” and (c) the affirmative vote of two-thirds of all shares of Parent Common Stock entitled to vote is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve clause (iv) of the definition of “Parent Articles of Amendment” (collectively, the “Required Parent Shareholder Vote”).”

2.

Acknowledgment. The parties hereby acknowledge and agree that (i) the approval contemplated by clause (iv) of the definition of “Parent Articles of Amendment” is not necessary to consummate the transactions contemplated by the Merger Agreement, as such phrase is used in Section 7.3 thereof and (ii) Parent’s failure to obtain the approval contemplated by clause (iv) of the definition of “Parent Articles of Amendment,” in and of itself, shall not give rise to the Company’s ability to terminate the Merger Agreement pursuant to Section 10.1(e) of the Merger Agreement.

3.

Other Terms. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, all of the terms of the Merger Agreement shall remain unchanged and are hereby confirmed and remain in full force and effect, and the provisions of Section 11 of the Merger Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis.

4.

Effect of Amendment. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Merger Agreement as amended by this Amendment.

5.

Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all parties hereto by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

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IN WITNESS WHEREOF, Parent, Merger Subs and the Company have caused this Amendment to be executed as of the date first above written.

CYCLERION THERAPEUTICS, INC.

By:	/s/ Regina Graul
Name: Regina Graul
Title: Chief Executive Officer and President

CARIBOOS MERGER SUB CORP.

By:	/s/ Regina Graul
Name: Regina Graul
Title: President

CARIBOOS MERGER SUB II, LLC

By:	/s/ Regina Graul
Name: Regina Graul
Title: Chief Executive Officer and President

KORSANA BIOSCIENCES, INC.

By:	/s/ Jonathan Violin
Name: Jonathan Violin
Title: Chief Executive Officer

[Signature Page to Amendment]